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                                                                   EXHIBIT 10.41


                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

     This Second Amendment to Employment Agreement is entered into as of this 31st day of December, 2001 by and between BiznessOnline.com, Inc., a Delaware corporation (the "Company") and Daniel J. Sullivan, an individual with an address at 2375 Apple Ridge Circle, Manasquan, New Jersey 08736 ("Employee").

                                  INTRODUCTION

     The Company and Employee entered into that certain Employment Agreement dated as of January 25, 1999 as amended by that certain First Amendment to Employment Agreement dated as of February 1, 2000 (the "Employment Agreement"), pursuant to which the Company employed Employee as its Vice President and Chief Financial Officer.

     The Employee possess skills and knowledge critical to the day-to-day and continued operations of the Company and the Company desires to retain Employee's services and considers such retention critical to the Company's continued operations. In order to induce Employee to continue his Employment with the Company during the next nine (9) months, the Company and Employee desire amend the Employment Agreement as hereinafter set forth.

     The Company's Board of Directors has determined it is in the best interests of the Company's creditors and stockholders to enter into this Agreement. In connection with the restructuring of certain debt owed to and equity owned by MCG Capital Corp. and its affiliates (collectively, "MCG") occurring as of the date hereof, MCG has been advised of this Agreement and acknowledged and consented to the same.

                                    AGREEMENT

     In consideration of the premises and mutual promises hereinbelow set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

I. SECTION 3.8.2(a)(ii) of the Agreement is hereby deleted and the following substituted therefore:

          (a) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; (b) the Company has commenced against it, any proceedings under any law related to bankruptcy, insolvency, liquidation, dissolution or the reorganization, readjustment or release of debtors; or (c) the Company commences or institutes any proceedings under any law related to bankruptcy, insolvency, liquidation, dissolution or the reorganization, readjustment or release of debtors.

II.  A new SECTION 3.8.2(c) is added to the Agreement as follows:

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          The Company hereby agrees that it shall from the date hereof until
     September 30, 2002, pay Employee two times his Base Salary and deposit one-half of such funds, net of standard payroll deductions (the "Escrow Salary") in an interest bearing escrow account maintained by the Company's attorneys in the name of and for the benefit of Employee. The Escrow funds shall be the sole property of Employee and shall be earned upon payment, provided that such funds shall not be released to Employee until the earliest to occur of the following (i) the date of notice of any termination of Employee's employment other than for "cause"; (ii) the occurrence of a Change in Control or Approved Change of Control; or (iii) September 30, 2002. In the event Employee voluntarily resigns or is terminated for "cause" prior to the occurrence of any of the foregoing events, then (a) Employee shall not be entitled to the Escrow Salary; (b) the Escrow Salary shall be returned to the Company; and (c) the Company shall take all necessary steps to reverse the Escrow Salary payment transactions so that Employee will not be deemed to have received the Escrow Salary and that such funds shall not appear on his Form W-2 for year 2002. In the event Employee receives the Escrow Salary, any amounts which Employee is entitled to receive under Section 3.8.1 and Section 3.8.2 shall be reduced by the pre-tax amount of the Escrow Salary.

     III. Except as modified herein, the Employment Agreement is hereby ratified, confirmed and approved in all respects.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ATTEST:                               BIZNESSONLINE.COM, INC.

                                      By: /s/ Mark E. Munro
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                                          Mark E. Munro, President


WITNESS:                              EMPLOYEE:

                                      /s/ Daniel J. Sullivan
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                                      Daniel J. Sullivan


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